Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate | As of 12/31/2021

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$28.1 Billion	10/02/1995	QREARX	0.87%

Investment Description

The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held private real estate investments and real estate-related investments, while offering investors guaranteed daily liquidity. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate–related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. The remainder of its investments will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	QTD	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	5.96%	17.87%	17.87%	7.24%	6.17%	7.59%	6.39%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your accumulation units. For current performance information, including performance to the most recent month-end, please visit TIAA.org, or call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on December 31, 2011 and redeemed on December 31, 2021.

— TIAA Real Estate Account $20,786



$26,500
$21,500
$16,500
$11,500
$6,500
$1,500
12/11
6/13
12/14
6/16
12/17
6/19
12/20
12/21

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 12/31/2021)	% of Real Estate Investments[3,4]
Office	32.4
Apartment	26.5
Industrial	22.5
Retail	14.3
Other	4.3

Properties by Region (As of 12/31/2021)	% of Real Estate Investments[3]
West	40.1
South	28.3
East	28.1
Midwest	3.3
Foreign	0.2

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a hotel investment and land.

TIAA

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 12/31/2021 Continued on next page… Portfolio Composition (As of 12/31/21) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 59.7% Real Estate Joint Ventures 25.6% Marketable Securities - Other 7.9% Loans Receivable (Net Of Debt) 4.5% Real Estate Funds 2.9% Real Estate Operating Business 1.2% Other (Net Receivable/Liability) -1.8% Top 10 Holdings 5 (As of 12/31/21) % of Total Investments 6 Simpson Housing Portfolio 3.1% Fashion Show 2.8% Ontario Industrial Portfolio 2.4% 1001 Pennsylvania Avenue 2.4% The Florida Mall 2.2% Colorado Center 1.9% Lincoln Centre 1.6% 99 High Street 1.6% 701 Brickell Avenue 1.4% Storage Portfolio II 1.4% Total 20.8% Market Recap Economic Overview and Outlook After a 2021 dominated by upside risks — to growth, inflation, interest rates, and investment returns — we see a more balanced outlook heading into 2022. Global economic growth and inflation are set to slow next year from their fastest rates in decades, but will likely remain relatively high. We have positive growth and investment return outlooks in 2022 despite fading stimulus and continued supply/demand imbalances. U.S. GDP is projected to increase by 5.9% quarter-over- quarter (seasonally adjusted annualized rate) in Q4 2021 and 5.6% year-over-year. The U.S. labor market has restored almost 18.5 million of the 21 million jobs lost at the beginning of the pandemic, as measured by nonfarm employment, bringing the unemployment rate to 3.9% as of December 2021. The economy is projected to gain 1.1 million jobs in Q4 2021, according to the nonfarm payroll measurement from the U.S. Bureau of Labor Statistics. As of December 31, 2021, the 7-day averages of COVID-19 cases and deaths, 399,400 and 1,280, respectively (according to the CDC), have increased due to the spread of the Omicron variant of COVID-19. However, deaths from COVID-19 are still significantly lower now than they were in January 2021, when the 7-day average death rate peaked at 3,500. As of December 31, 2021, 205 million Americans have been fully vaccinated against COVID-19, and 72 million have received the COVID-19 vaccine booster shot. Most states have not instituted new mitigation measures to control the spread of the Omicron variant; however, some mitigation strategies remain in place. 2021 was a year of historically strong growth, fueled by a combination of unprecedented fiscal and monetary stimulus and a once-in-a-century global economic reopening. Growth was suppressed mainly by the unexpected surge in COVID-19 over the summer that interrupted the global recovery and exacerbated issues with products reaching consumers. Most factors contributing positively to growth will fade in 2022, but strong consumer demand and the inflation it helped create remain as we head into a new year. While the positive demand shock of 2021 has receded, it has not gone away entirely. The hole left by expiring stimulus is filled by robust wage growth in a prematurely tight labor market. For the first time in recent history, workers have a clear upper hand over employers in negotiations over terms of employment. We think the economic benefits of this realignment outweigh the potential costs. Meanwhile, the supply/demand imbalance in the global market for goods should begin to fix itself. Global manufacturing output and trade are already at all-time highs, but production could rise further to meet demand and help businesses replenish depleted inventories. More countries will fully reopen as their populations are vaccinated against COVID-19, and global consumers will resume activities like leisure and travel that have yet to see full recoveries. There are encouraging signs of reacceleration in China and other Asian economies after a recent series of lockdowns, with Japan likely in store for better growth after a Delta-induced contraction in fall 2021. Supply chain stress will ease as factories return to full production capacity across East and Southeast Asia. At the same time, higher consumer spending in reopening countries will lift overall growth in the region and around the world. Inflation is running high in developed economies, while unemployment continues to trend lower and wage growth accelerates. Global production, orders, and shipments are at or near all-time highs, but input costs and delivery delays remain. Despite this, we do not think inflation should be investors' primary focus as they consider adjusting their portfolios heading into 2022. We continue to expect price increases — which peaked in the first half of 2021 — to moderate as supply increases and consumer preferences shift. U.S. personal spending is well above its pre-pandemic trend, but the mix of that spending remains skewed toward goods over services. Even a partial reversion to January 2020 conditions would have a disinflationary effect, as service prices have not been under nearly as much pressure as goods prices. Central banks are, for now, getting pressure from markets, politicians, and economists to become less accommodative. The pedal-to-the-metal response to the COVID-19 crisis by legislators and central banks helped engineer the strongest bounce back from a severe recession on record. However, it now appears that markets do not expect central banks' newfound dovishness to withstand a second year of elevated inflation. The Bank of England has started increasing rates, as of December 2021, while markets are pricing in Fed rates hikes as early as March. However, in the case of the Fed, we think markets may be overreacting to the potential economic impact. The Fed has promised to raise interest rates gradually and only when the economy is fully employed. The lesson of the last cycle was that central banks slowed economic growth too quickly, a scenario that the Fed will want to avoid in this cycle. Real Estate Market Conditions and Outlook The strong U.S. economic recovery is benefiting real estate prices overall. The COVID-19 vaccine has been widely administered, and pandemic-related restrictions have largely been removed, though

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 12/31/2021 Continued on next page… some remain in place to control the spread of the Omicron variant of COVID-19. The U.S. real estate recovery is generally tracking with the broader economic recovery; however, we expect certain regions, cities, and property types to continue to outperform and others to underperform. U.S. commercial real estate should benefit even during a rising interest rate environment, as real-estate assets will continue to be a higher-yielding alternative to fixed-income assets in the short term. The pandemic severely impacted real estate property types dependent on social interactions such as retail, office, and lodging. While the retail and office sectors have continued to underperform, the lodging sector has recovered quickly, with prices exceeding pre-pandemic levels in particular sub- sectors. Simultaneously, the pandemic has accelerated online shopping, the movement to the suburbs and Sunbelt cities, and the shift to the digital economy. As a result, warehouse, storage, single-family rentals, and data center values have risen since the onset of the pandemic and have continued to outperform during recent quarters. Additionally, health care and medical research spending is increasing, which has benefitted the life science and medical office sectors. According to Real Capital Analytics, U.S. real estate transaction volumes are up 88% year-to-year as of December 2021. In 2021, apartments and industrial captured approximately 62% of total U.S. transaction volumes, illustrating the strong investor interest in these two property types. The Account experienced materially positive appreciation within the warehouse, apartment, and alternative real estate sectors during the fourth quarter of 2021, driving a net participant return of 5.96%. Attractive supply and demand fundamentals, favorable borrowing costs, and heightened investor appetite for the industrial and apartment sectors, in particular, have largely contributed to property appreciation in the fourth quarter. As of December 31, 2021, the Account's leverage position was 17.6%. This low level of leverage and ability to access financing at attractive rates allows the Account to opportunistically deploy capital during periods of market volatility when other funds may focus on shoring up balance sheets. The Account will seek to improve diversification in 2022 by selling lower productivity assets and acquiring assets with higher growth potential and economic resiliency. Important Information 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment. 6Real estate fair value is presented gross of debt. Investments in joint ventures are represented at net equity value. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of December 31, 2021, the debt had a fair value of $392.1 million. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of December 31, 2021, the debt had a fair value of $418.5 million. 1001 Pennsylvania Avenue is presented gross of debt. As of December 31, 2021, the debt had a fair value of $308.1 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of December 31, 2021, the debt had a fair value of $148.4 million. Colorado Center is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest, and is presented gross of debt. As of December 31, 2021, the debt had a fair value of $277.9 million. 99 High Street is presented gross of debt. As of December 31, 2021, the debt had a fair value of $282.7 million. 701 Brickell Avenue is presented gross of debt. As of December 31, 2021, the debt had a fair value of $184.1 million. Storage Portfolio II is held in a joint venture with Extra Space Properties 134, LLC, in which the Account holds a 90% interest, and is presented gross of debt. As of December 31, 2021, the debt had a fair value of $183.4 million. Real estate investment portfolio turnover rate for the Account was 7.6% for the year ended 12/31/2021. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate for the Account was 0% for the year ended 12/31/2021. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period. Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates. This material is for informational or educational purposes only and does not constitute investment advice under ERISA, a securities recommendation under federal securities laws, or an insurance product recommendation under state insurance laws or regulations. This material is intended to provide you with information to help you make informed decisions. You should not view or construe the availability of this information as a suggestion that you take or refrain

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 12/31/2021 Continued on next page… from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures. TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products. Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value. THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161. A Note About Risks In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests. The risks associated with investing in the TIAA Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus. ©2022 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017 1966041